Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Sable Offshore Corp. (the “Company”) of our report dated March 17, 2025, relating to the financial statements of the Company, as of December 31, 2024, appearing in the Company’s Annual Report on Form 10-K filed on March 17, 2025.
We also consent to the reference to us under the heading “Experts” in this Registration Statement and related Prospectus.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
December 3, 2025